Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT:	Barbara Baker Taubman Centers, Inc. (248) 258-7367 www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS CONFIRMS STRONG FIRST QUARTER RESULTS
FFO (Excluding Costs of Hostile Tender Offer) Increased 28.4% to $42 Million
Net Loss was $7.1 Million Including $9.8 Million Hostile Tender Offer Costs

        BLOOMFIELD HILLS, Mich, May 9, 2003 — Taubman Centers (NYSE:TCO) announced its financial results for the first quarter, 2003.

        For the quarter ended March 31, 2003, Taubman Centers Funds from Operations (FFO) excluding costs related to the hostile tender offer was $42.0 million or $0.49 per share (diluted) for the quarter, an increase of 28.4 percent from $32.7 million or $0.39 per share (diluted) in the first quarter of 2002. Taubman Centers FFO (in accordance with guidelines from the National Association of Real Estate Investment Trusts) was $32.1 million or $0.38 per share (diluted).

        For the quarter ended March 31, 2003, Taubman Centers Net Loss was $7.1 million or $0.14 per diluted common share versus a Net Loss of $2.3 million or $0.05 per diluted common share for the quarter ended March 31, 2002. These results include $23.5 million of depreciation relating to the company’s consolidated properties and $9.8 million of costs incurred during the quarter relating to the unsolicited hostile tender offer by Simon Property Group (NYSE:SPG) and Westfield America Trust (ASX:WFA).

        “We are pleased with these operating results,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “They demonstrate the resilience of the regional mall business and the strength and quality of our assets, which continue to produce strong FFO per share growth, even in a tough economy.”

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Core Growth

        Core NOI growth in comparable stabilized centers was 5 percent for the quarter. This was due to continuing increases in occupancy, a moderate increase in rents, lease cancellation income and an increase in specialty leasing income. The company excludes all lease cancellation income in excess of $500,000 per tenant in its core NOI growth computation. If the company had excluded all lease cancellation income in the NOI calculation, Core NOI growth would have been 3 percent for the quarter.

        Occupancy in the company’s stabilized comparable centers at March 31, 2003 was 87.9 percent, up 1.1 percent from March 31, 2002. Total occupancy as of March 31 was up 2.2 percent over the prior year. Average rents for the quarter were $42.48, up 1.2 percent from the first quarter of 2002.

        “While occupancy and rents continue to climb, sales continue to be soft,” said Mr. Taubman. “Economic uncertainty, as well as the late Easter holiday contributed to this quarter’s 2.0 percent year–over-year sales per square foot decrease.”

Growth from Development

        The company was pleased to announce on May 7 that Stony Point Fashion Park (Richmond, Va.), its next project scheduled to open, is over 90 percent leased and committed. “We are delighted with the leasing success and quality of merchandising at this center and are looking forward to its opening as scheduled on September 18,” said Mr. Taubman.

Refinancing Variable Rate Debt

        During the quarter, the company placed permanent financings on Great Lakes Crossing (Auburn Hills, Mich.) and The Mall at Millenia (Orlando, Fla.). As a result, at March 31, 68 percent of the company’s share of debt is fixed. Including hedges in place, 88 percent of its share of debt is fixed.

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        The Great Lakes Crossing financing closed on February 14, 2003. The $151 million mortgage bears an all-in interest rate of 5.3 percent and matures in March 2013. The company received net excess proceeds of $6 million that were used to pay down working capital lines. In March, the company purchased the 15 percent remaining minority interest in Great Lakes Crossing for $3.2 million in cash pursuant to a favorable pricing formula pre-established in the partnership agreement.

        The Millenia financing closed on March 28, 2003. The $210 million 10-year mortgage bears an all-in interest rate of 5.5 percent and is in excess of total costs. The company received $21 million of net excess proceeds that were used to pay down working capital lines.

Gordon Investment Completed/Share Repurchase Program Update

        On May 2, G.K. Las Vegas Limited Partnership, (Sheldon M. Gordon, along with his affiliates in their prior ownership of The Forum Shops at Caesars) invested $50 million in exchange for 2.08 million Taubman operating partnership units at $24 per unit. These funds will be used to partially finance the $100 million increase to the company’s existing share repurchase program announced on February 10, 2003. As reported in the April 28 10-K/A, the company’s share base had declined by 1.4 million shares due to share repurchases subsequent to quarter end. The average cost of these purchases was $17.73 per share.

Outlook

        As previously announced on April 23, 2003, the company is increasing guidance for 2003 FFO per share as well as establishing 2003 Net Income/Loss per common share guidance for 2003 (both excluding costs related to the hostile tender offer). FFO per share (excluding costs related to the hostile tender offer) is expected to be in the range of $1.80 to $1.84 for the year. Net Loss per common share for the year (excluding costs related to the hostile tender offer) is expected to be in the range of $0.13 to $0.26. These estimates assume completion of the previously announced $103 million share repurchase program during 2003.

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Supplemental Investor Information Available

        The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.” This includes the following:

o	Income Statements
o	Reconciliation of Net Income to Funds from Operations, EBITDA and Comparable Center NOI
o	Changes in Funds from Operations and Earnings Per Share
o	Components of Other Income
o	Balance Sheets
o	Debt Summary
o	Other Debt Information
o	Construction and Stabilization
o	Capital Spending
o	Acquisitions and Divestitures
o	Operational Statistics
o	Owned Centers
o	Major Tenants in Owned Portfolio
o	Anchors in Owned Portfolio

Investor Conference Call

        The company will host a conference call at 11:00 a.m. (EDT) on May 9 to discuss these results and will simulcast the conference call at www.taubman.com under “Investor Relations” as well as www.companyboardroom.com and www.streetevents.com. The online replay will follow shortly after the call and continue for 90 days.

        Taubman Centers, Inc., a real estate investment trust, owns and/or manages 30 urban and suburban regional and super regional shopping centers in 13 states. In addition, Stony Point Fashion Park is under construction and will open September 18, 2003, and Northlake Mall (Charlotte, N.C.) will begin construction later this year and will open fall 2005. Taubman Centers is headquartered in Bloomfield Hills, Mich.

        This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, construction delays, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.

For the Three Months Ended March 31, 2003 and 2002

(in thousands of dollars, except as indicated)

	Three Months Ended March 31
	2003	2002
Income before discontinued operations and minority and preferred interests	7,888	8,272
Discontinued operations - gain on disposition of interest in center (1)		2,049
Discontinued operations - income from operations (1)		1,744
Minority interest in consolidated joint ventures	(152)	211
Minority share of income of TRG (2)	(1,207)	(4,540)
Distributions in excess of earnings allocable to minority partners (2)	(7,260)	(3,620)
TRG preferred distributions	(2,250)	(2,250)
Net income (loss)	(2,981)	1,866
Preferred dividends	(4,150)	(4,150)
Net income (loss) allocable to common shareowners	(7,131)	(2,284)
Income (loss) from continuing operations per common share - diluted	(0.14)	(0.06)
Net income (loss) per common share - basic	(0.14)	(0.04)
Net income (loss) per common share - diluted	(0.14)	(0.05)
EBITDA (3)	70,782	68,236
Funds from Operations - Operating Partnership (3)	32,118	32,675
Funds from Operations allocable to TCO (3)	19,990	20,159
Funds from Operations per common share - basic	0.38	0.40
Funds from Operations per common share - diluted	0.38	0.39
Weighted average number of common shares outstanding	52,229,616	50,883,089
Common shares outstanding at end of period	52,270,965	51,017,431
Weighted average units - Operating Partnership - basic	83,915,974	82,476,097
Weighted average units - Operating Partnership - diluted	85,252,511	84,104,727
Units outstanding at end of period - Operating Partnership	84,055,807	82,784,497
Ownership percentage of the Operating Partnership at end of period	62.3%	61.8%
Number of owned shopping centers at end of period	20	19

Operating Statistics:
Mall tenant sales	706,227	645,317
Mall tenant sales - comparable centers (4)	515,775	514,217
Ending occupancy	85.5%	83.3%
Ending occupancy - comparable centers (4)	87.9%	86.8%
Average occupancy	85.7%	83.3%
Average occupancy - comparable centers (4)	88.4%	87.2%
Leased space at end of period (5)	88.6%	87.4%
Leased space at end of period - comparable centers (4)(5)	91.1%	91.5%
Mall tenant occupancy costs as a percentage of tenant sales (6)	18.7%	17.8%
Rent per square foot - mall tenants (4)	$42.48	$41.96

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Notes:

(1)	The Company sold La Cumbre Plaza and Paseo Nuevo in March 2002 and May 2002, respectively. The gain on the sale of La Cumbre Plaza and the results of the operations of La Cumbre Plaza and Paseo Nuevo have been reported as discontinued operations.

(2)	Because the Operating Partnership’s net equity allocable to partnership unitholders is less than zero, the income allocated to minority partners during the three months ended March 31, 2003 and 2002 is equal to the minority partners’ share of distributions. The Company’s net equity allocable to partnership unitholders is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)	The Company defines EBITDA as the Operating Partnership’s share of both the Consolidated Businesses’ and Unconsolidated Joint Ventures’ earnings before interest and depreciation and amortization, excluding gains on dispositions of depreciated operating properties.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary income items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. NAREIT suggests that FFO is a useful supplemental measure of operating performance for REITs.

(4)	Excludes centers opened in 2001, The Mall at Millenia, Sunvalley, Paseo Nuevo, and La Cumbre Plaza.

(5)	Leased space comprises both occupied space and space that is leased but not yet occupied.

(6)	Mall tenant occupancy costs are defined as the sum of minimum rents, percentage rents and expense recoveries, excluding utilities.

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TAUBMAN CENTERS, INC.

Income Statement
For the Three Months Ended March 31, 2003 and 2002

(in thousands of dollars)

	2003			2002

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	TOTAL	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	TOTAL

REVENUES:
Minimum rents	52,843	48,416	101,259	46,750	41,480	88,230
Percentage rents	1,186	932	2,118	1,065	629	1,694
Expense recoveries	32,226	24,711	56,937	27,775	20,557	48,332
Management, leasing and development	4,792		4,792	5,128		5,128
Other	11,012	5,322	16,334	5,904	2,019	7,923

	102,059	79,381	181,440	86,622	64,685	151,307

OPERATING COSTS:
Recoverable expenses	28,670	20,537	49,207	23,386	15,523	38,909
Other operating	9,539	5,055	14,594	9,956	5,230	15,186
Costs related to unsolicited tender offer	9,849		9,849
Management, leasing and development	4,548		4,548	4,893		4,893
General and administrative	5,940		5,940	4,920		4,920
Interest expense	22,512	19,720	42,232	20,629	18,199	38,828
Depreciation and amortization	23,516	13,819	37,335	20,703	14,077	34,780

Total operating costs	104,574	59,131	163,705	84,487	53,029	137,516

	(2,515)	20,250	17,735	2,135	11,656	13,791

Equity in income of Unconsolidated Joint Ventures	10,403			6,137

Income before discontinued operations	7,888			8,272
and minority and preferred interests
Discontinued operations:
Gain on disposition of interest in center				2,049
EBITDA				2,205
Depreciation				(461)
Minority and preferred interests:
TRG preferred distributions	(2,250)			(2,250)
Minority share in consolidated joint ventures	(152)			211
Minority share of income of TRG	(1,207)			(4,540)
Distributions in excess of minority share of income	(7,260)			(3,620)

Net income (loss)	(2,981)			1,866
Series A preferred dividends	(4,150)			(4,150)

Net income (loss) allocable to common shareowners	(7,131)			(2,284)

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	43,513	53,789	97,302	45,672	43,932	89,604
EBITDA - outside partners' share	(2,039)	(24,481)	(26,520)	(2,117)	(19,251)	(21,368)

EBITDA contribution	41,474	29,308	70,782	43,555	24,681	68,236
Beneficial interest expense	(21,338)	(10,340)	(31,678)	(19,419)	(9,023)	(28,442)
Non-real estate depreciation	(586)		(586)	(719)		(719)
Preferred dividends and distributions	(6,400)		(6,400)	(6,400)		(6,400)

Funds from Operations contribution (2)	13,150	18,968	32,118	17,017	15,658	32,675

Net straightline adjustments to rental revenue and
ground rent expense at TRG %			280			591

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	FFO for the three months ended March 31, 2003 includes costs of $9.8 million incurred in connection with the unsolicited tender offer. There were no such costs incurred during the three months ended March 31, 2002.

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TAUBMAN CENTERS, INC.

Reconciliation of Net Income to Funds from Operations, EBITDA, and Comparable Center Net Operating Income
For the Three Months Ended March 31, 2003 and 2002

(in thousands of dollars)

	Three Months Ended March 31
	2003	2002

Net income allocable to common shareowners	(7,131)	(2,284)

Add (less) depreciation and gains on dispositions of properties:
Gain on disposition of interest in center		(2,049)
Depreciation and amortization:
Consolidated businesses at 100%	23,516	20,703
Minority partners in consolidated joint ventures	(713)	(1,118)
Discontinued operations		461
Share of unconsolidated joint ventures	8,565	9,521
Non-real estate depreciation	(586)	(719)

Add minority interests in TRG:
Minority share of income in TRG	1,207	4,540
Distributions in excess of minority share of income of TRG	7,260	3,620

Funds from Operations - TRG (1)	32,118	32,675

Funds from Operations - TCO (1)	19,990	20,159

Funds from Operations - TRG (from above)	32,118	32,675

Add (less):
Preferred dividends and distributions	6,400	6,400
Non-real estate depreciation	586	719
Interest expense for all businesses	42,232	38,828
Interest expense allocable to minority partners in consolidated joint ventures	(1,174)	(1,210)
Interest expense allocable to outside partners in unconsolidated joint ventures	(9,380)	(9,176)

Beneficial interest in EBITDA - TRG	70,782	68,236

Add:
EBITDA allocable to minority partners in consolidated joint ventures	2,039	2,117
EBITDA allocable to outside partners in unconsolidated joint ventures	24,481	19,251

EBITDA at 100% - TRG	97,302	89,604

Add (less) items excluded from shopping center Net Operating Income:
General and administrative expenses	5,940	4,920
Management, leasing and development services, net	(244)	(235)
Costs related to unsolicited tender offer	9,849
Gains on peripheral land sales	(252)	(1,957)
Individually significant lease cancellation fees (2)	(4,998)
Dolphin CDD reversal in 2002		(2,867)
Straight-line of minimum rent	(299)	(542)
Non-center specific operating expenses and other	2,266	5,097

Net Operating Income - all centers at 100%	109,564	94,020

Less - Net Operating Income of non-comparable centers (3)	(29,060)	(17,242)

Net Operating Income - comparable centers at 100%	80,504	76,778

(1)	TRG’s FFO for the three months ended March 31, 2003 includes costs of $9.8 million incurred in connection with the unsolicited tender offer. There were no such costs incurred during the three months ended March 31, 2002. TCO’s share of TRG’s FFO is based on an average ownership of 62% during the three months ended March 31, 2003 and 2002.

(2)	The Company excludes individual lease cancellation fees in excess of $0.5 million from its computation of comparable center net operating income.

(3)	Includes centers opened in 2001, The Mall at Millenia, Sunvalley, Paseo Nuevo, and La Cumbre Plaza.

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TAUBMAN CENTERS, INC.

Balance Sheets
As of March 31, 2003 and December 31, 2002

(in thousands of dollars)

	As of

	March 31, 2003	December 31, 2002

Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	2,576,222	2,533,530
Accumulated depreciation and amortization	(422,610)	(404,566)

	2,153,612	2,128,964
Investment in Unconsolidated Joint Ventures	3,886	31,402
Cash and cash equivalents	24,969	32,502
Accounts and notes receivable	32,561	32,416
Accounts and notes receivable from related parties	3,087	3,887
Deferred charges and other assets	40,326	40,536

	2,258,441	2,269,707

Liabilities:
Notes payable	1,568,423	1,543,693
Accounts payable and accrued liabilities	218,246	240,811
Dividend and distributions payable	17,912	13,746

	1,804,581	1,798,250

Preferred Equity of TRG	97,275	97,275

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock	80	80
Series B Non-Participating Convertible Preferred Stock	32	32
Common stock	523	522
Additional paid-in capital	692,392	690,387
Accumulated other comprehensive income	(16,334)	(17,485)
Dividends in excess of net income	(320,108)	(299,354)

	356,585	374,182

	2,258,441	2,269,707

Combined Balance Sheet of Unconsolidated Joint Ventures:

Assets:
Properties	1,249,209	1,248,335
Accumulated depreciation and amortization	(298,153)	(287,670)

	951,056	960,665
Cash and cash equivalents	29,485	37,576
Accounts and notes receivable	18,461	16,487
Deferred charges and other assets	40,001	31,668

	1,039,003	1,046,396

Liabilities:
Notes payable	1,353,035	1,289,739
Accounts payable and other liabilities	70,895	91,596

	1,423,930	1,381,335

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(212,854)	(187,584)
Accumulated deficiency in assets - Joint Venture Partners	(167,672)	(142,835)
Accumulated other comprehensive income - TRG	(3,474)	(3,568)
Accumulated other comprehensive income - Joint Venture Partners	(927)	(952)

	(384,927)	(334,939)

	1,039,003	1,046,396